Exhibit 99.1

II-VI Incorporated Completes Acquisition of WSS Innovator CoAdna

PITTSBURGH, September 4, 2018 (GLOBE NEWSWIRE) – II-VI Incorporated (NASDAQ:IIVI) (the “Company”), a global leader in engineered materials and optical solutions for networks, today announced that it successfully completed the acquisition of CoAdna Holdings, Inc. (TWSE:4984), a global leader in wavelength selective switches (WSS).

II-VI announced its intent to acquire CoAdna on March 26, 2018. CoAdna will be integrated into the II-VI Photonics Segment. Post-closing, the Company maintains its Q1 FY2019 financial guidance as stated in its most recent earnings release on August 7, 2018.

“I’m pleased to welcome CoAdna to II-VI,” said Dr. Chuck Mattera, President and CEO, II-VI Incorporated. “Together, we will be able to leverage our vertical integration and our combined capabilities to offer differentiated modules, ROADM line cards and subsystem products in a rapidly evolving market.”

CoAdna’s LightFlow™ WSS product series complements II-VI’s industry-leading portfolio of products for optical amplification and monitoring that enables ROADM line cards. CoAdna’s headquarters in Sunnyvale, CA will now be the II-VI Technology Center Silicon Valley.

II-VI will showcase its portfolio of optical communications products at CIOE in Shenzhen, China, September 5-8, 2018 in Booth #1B51 and at ECOC in Rome, Italy, September 24-26, 2018 in Booth #323.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable our customers. For more information, please visit us at www.ii-vi.com.

T. 724.352.4455 | F. 724.352.5284 | www.ii-vi.com

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; (vii) our ability to achieve the anticipated benefits of capital investments that we make; (viii) the Company’s ability to devise and execute strategies to respond to market conditions; and/or (ix) risks related to the recent U.S. tax legislation and the Company’s continuing analysis of its impact on the Company. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

CONTACT:	Mark Lourie Dir. Corporate Communications mark.lourie@ii-vi.com www.ii-vi.com

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T. 724.352.4455 | F. 724.352.5284 | www.ii-vi.com